Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             JOHNSON CONTROLS, INC.
               (Exact name of Company as specified in its charter)
            Wisconsin                                      39-0380010
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                          Identification No.)

          5757 N. Green Bay Avenue
                P.O. Box 591
            Milwaukee, Wisconsin                               53201
   (Address of principal executive offices)                  (Zip Code)

                  Johnson Controls, Inc. 1992 Stock Option Plan
                  Johnson Controls, Inc. 2000 Stock Option Plan
                            (Full title of the plans)
                           ---------------------------
                                 John P. Kennedy
             Corporate Vice President, Secretary and General Counsel
                             Johnson Controls, Inc.
                            5757 N. Green Bay Avenue
                                  P.O. Box 591
                           Milwaukee, Wisconsin 53201
                                 (414) 228-1200
 (Name, address and telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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                                  Proposed        Proposed
  Title of                         Maximum        Maximum
Securities to    Amount to be   Offering Price    Aggregate        Amount of
be Registered    Registered(1)    Per Share     Offering Price  Registration Fee
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Common Stock,
$0.16-2/3
 par value      7,254,352 shares   $52.28125(2)  $379,266,590.50(2)  $100,126.38
Common Stock
Purchase Rights 7,254,352 rights       (3)            (3)               (3)
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(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration
     Statement also covers an indeterminate number of additional shares of Common Stock (and related Common Stock Purchase Rights) that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the 1992 Stock Option Plan and the 2000 Stock Option Plan.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee based on the average of the high and low prices of Johnson Controls, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on July 10, 2000.

(3) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                           ---------------------------

                              STATEMENT PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

          The purpose of this Registration Statement is to register 7,254,352 additional shares of Common Stock, $0.16-2/3 par value per share ("Common Stock"), and associated Common Stock Purchase Rights, of Johnson Controls, Inc. (the "Company") in connection with the Johnson Controls, Inc. 1992 Stock Option Plan (the "1992 Plan") and the Johnson Controls, Inc. 2000 Stock Option Plan (the "2000 Plan"). Initially, 7,254,352 shares of Common Stock are available for award under the 2000 Plan, subject to increase to the extent that shares of Common Stock subject to prior awards under the 1992 Plan again become available for award. Such additional shares of Common Stock that may become available for grant under the 2000 Plan are registered pursuant to the Company's Registration Statement on Form S-8 (Reg. No. 333-10707), as amended by Post-Effective Amendment No. 1.

          Pursuant to General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 (Reg. No. 333-10707), as amended by Post-Effective Amendment No. 1, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.
          --------

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.


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
                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 17, 2000.

                                          JOHNSON CONTROLS, INC.


                                          By:  /s/ Stephen A. Roell
                                               --------------------------------
                                               Stephen A. Roell
                                               Senior Vice President and
                                               Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of July 17, 2000, by the following persons in the capacities indicated.

           Signatures                            Title
           ----------                            ------


                   * Chairman, Chief Executive Officer and Director -------------------------------- (Principal Executive Officer)
          James H. Keyes


      /s/ Stephen A. Roell        Senior Vice President and Chief Financial
--------------------------------  Officer (Principal Financial and
         Stephen A. Roell         Accounting Officer)


                   *                                Director
--------------------------------
        William F. Andrews


                   *                                Director
--------------------------------
        Robert L. Barnett


                   *                                Director
--------------------------------
          John M. Barth


                   *                                Director
--------------------------------
         Natalie A. Black

           Signatures                            Title
           ----------                            ------



                   *                                Director
--------------------------------
         Paul A. Brunner


                   *                                Director
--------------------------------
         Robert A. Cornog


                   *                                Director
--------------------------------
         Willie D. Davis


                   *                                Director
--------------------------------
         William H. Lacy


                   *                                Director
--------------------------------
       Southwood J. Morcott


                   *                                Director
--------------------------------
       Richard F. Teerlink


                   *                                Director
--------------------------------
     Gilbert R. Whitaker, Jr.



*By: /s/ Stephen A. Roell
     ---------------------------
     Stephen A. Roell
     Attorney-in-fact




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
                                  EXHIBIT INDEX


Exhibit No.                           Exhibit
----------                            -------

(4.1) Johnson Controls, Inc. 1992 Stock Option Plan, as amended through November 17, 1999 (incorporated by reference to Exhibit 4.1 to Amendment No.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-10707)).

(4.2) Johnson Controls, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy
               Statement on Schedule 14A filed on December 3, 1999 (File No. 1-5097)).

(4.3) Rights Agreement between the Company and Firstar Trust Company (Rights Agent), as amended November 16, 1994 (incorporated by reference to Exhibit 4.C to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 1-5097)).

(5)            Opinion of Foley & Lardner.

(23.1)         Consent of PricewaterhouseCoopers LLP.

(23.2)         Consent of Foley & Lardner (contained in Exhibit (5) hereto).

(24)           Powers of Attorney.



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